UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 28, 2014
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 NW Point Boulevard Elk Grove Village, IL (Address of principal executive offices)	60007 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
[   ]   Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 28, 2014, the Board of Directors (the “Board”) of Atlas Financial Holdings, Inc. (the “Company”) granted an equity award of 185,190 shares of restricted stock or restricted stock units to each Company director (including Scott Wollney, President and Chief Executive Officer of the Company) pursuant to the Company’s previously disclosed Director Compensation and Stock Ownership Guidelines (the “Guidelines”).
Pursuant to the Guidelines, a director who directly or indirectly purchased up to $100,000 of Company common stock during the six-month period beginning on June 18, 2013 and ending on December 31, 2013 (the “Purchase Period”) was entitled to receive a 3 to 1 matching grant of restricted stock (or for Canadian taxpayers, restricted stock units) based on the aggregate purchase price of shares he or she purchased during the Purchase Period. Each member of the Board purchased at least $100,000 in Company common stock during the Purchase Period. The number of shares and units issued on February 28, 2014 (the “Grant Date) was determined pursuant to the Guidelines by dividing (A) the dollar amount of the Company matching contribution due based on purchases during the Purchase Period by (B) the closing share price of one share of Company common stock at close of market on June 17, 2013. The grants were made under the Company’s 2013 Equity Incentive Plan (the “Plan”).
The grants will vest 20% on each anniversary of the Grant Date, provided that (i) the director has maintained ownership of the up to $100,000 investment made to qualify for the award until at least December 31, 2014; (ii) his service is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur; and (iii) he has, as of the date upon which vesting is scheduled to occur, not indicated that he will not be submitting his name for re-election as a director of the Company. Notwithstanding the above, 100% of the award will vest (I) upon a Change in Control (as defined in the Plan) of the Company, so long as the director’s service with the Company is continuous from the Grant Date through the Change in Control; or (II) immediately prior to the end of his current term if he is removed, or not re-nominated or re-elected, for any reason except where the Company does not re-nominate him or he is removed due to a breach of fiduciary duty or because he has failed to, or indicated that he will not, submit his name for re-nomination.
The foregoing description of the terms of the award agreements is a summary only and is qualified in its entirety by reference to the full text of the award agreements, which are filed as exhibits to this Form 8‑K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement
10.2	Forms of Restricted Stock Units Notice and Restricted Stock Units Agreement (Non-employee Directors)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Financial Holdings, Inc.

Date: March 4, 2014                    By:    /s/ Paul A. Romano
                             Name:    Paul A. Romano

Title: Vice President and Chief Financial Officer